UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2022

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 6th Avenue	New York	New York	10013
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 1, 2022, DigitalOcean, LLC, a Delaware limited liability company (“Purchaser”) and wholly-owned subsidiary of DigitalOcean Holdings, Inc., a Delaware corporation (“DigitalOcean”), completed its previously announced acquisition (the “Acquisition”) of Cloudways Ltd., a Maltese limited liability company (“Cloudways”). The Acquisition was effectuated pursuant to a Share Purchase Agreement, dated as of August 19, 2022 (the “SPA”). Under the terms of the SPA, the Purchaser acquired Cloudways for $350.0 million in cash, subject to customary purchase price adjustments.
The foregoing description of the SPA and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the SPA, which was filed as Exhibit 2.1 to DigitalOcean’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 23, 2022 and is incorporated into this report by reference.

Item 8.01 Other Events.
On September 8, 2022, DigitalOcean issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by DigitalOcean Holdings, Inc., dated September 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 8, 2022	DigitalOcean Holdings, Inc.
		By:	/s/ Alan Shapiro
General Counsel